UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2011

SMTC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-31051	98-0197680
(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-1810
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 8, 2011. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2011. The final voting results for each proposal are set forth below.

Proposal 1 - Each of the four nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

Nominee	For	Withheld	Broker Non-Votes
Claude Germain	4,986,989	1,542,346	6,298,669
David Sandberg	4,771,341	1,757,994	6,298,669
Anton Simunovic	4,103,144	1,426,191	6,298,669
Alex Walker	4,992,172	1,537,163	6,298,669

Proposal 2 - Stockholders voted in favor of the ratification of KPMG LLP as the Company’s independent registered public accountants.

For	Against	Abstain	Broker Non-Votes
11,810,271	1,005,465	12,268	-

Proposal 3 - Stockholders voted in favor of the increase of stock options available to be issued under the 2010 Incentive Plan.

For	Against	Abstain	Broker Non-Votes
4,002,313	2,490,242	36,750	6,298,669

Proposal 4 - Stockholders voted in favor of the amendment and restatement of the Tax Benefits Preservation Plan.

For	Against	Abstain	Broker Non-Votes
4,714,155	1,735,953	79,227	6,298,669

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: June 9, 2011	By:	/s/ JANE TODD
	Name:	Jane Todd
	Title:	Senior Vice President, Finance and Chief Financial Officer